EXHIBIT 99.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William N. Hagler, President and Chief Executive Officer of Intermountain Refining Co., Inc. certify that:

  I have reviewed the quarterly report on Form 10-QSB of Intermountain Refining Co., Inc;
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: February 16, 2006

/s/ William N. Hagler
William N. Hagler
President and Chief Executive Officer